Exhibit 99.1

Vireo Growth Inc. and Verano Holdings Corp. Announce Resolution of Litigation Matters

10/29/2025

CHICAGO and MINNEAPOLIS, Oct. 29, 2025 (GLOBE NEWSWIRE) -- Vireo Growth Inc. (“Vireo”) (CSE: VREO; OTCQX: VREOF) and Verano Holdings Corp. (“Verano”, Vireo and Verano, each a “Company”) (Cboe CA: VRNO) (OTCQX: VRNOF) today announced that they have reached a comprehensive settlement (the “Settlement Agreement”) dismissing all outstanding litigation matters between the two Companies that are pending before the Supreme Court of British Columbia, Canada.

The terms of the Settlement Agreement were approved by the respective Boards of Directors of both Companies. The value of the settlement to Vireo is approximately US$10 million consisting of the acquisition of certain real estate assets and US$1 million in cash.

The resolution marks the conclusion of a complex legal chapter and reflects a commitment by both Companies to move forward in a constructive manner. Both Companies reiterated their dedication to delivering long-term value to their shareholders and quality products and services to their customers.

In a joint statement, the Companies said, “This settlement allows both Vireo and Verano to focus fully on their respective strategic priorities without the distraction of ongoing litigation between the parties.”

About Vireo Growth Inc.

Vireo was founded in 2014 as a pioneering medical cannabis company. Vireo is building a disciplined, strategically aligned, and execution-focused platform in the industry. This strategy drives our intense local market focus while leveraging the strength of a national portfolio. We are committed to hiring industry leaders and deploying capital and talent where we believe it will drive the most value. Vireo operates with a long-term mindset, a bias for action, and an unapologetic commitment to its customers, employees, shareholders, industry collaborators, and the communities it serves. For more information about Vireo, visit www.vireogrowth.com.

About Verano

Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

Contact Information

Tyson Macdonald	Steve Mazeika
Chief Financial Officer	VP, Communications
tysonmacdonald@vireohealth.com	Steve.Mazeika@verano.com
investor@vireohealth.com	InvestorRelations@verano.com
1-646-820-8258

Forward-Looking Statement Disclosure

This press release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, this information is being provided as preliminary financial results; the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” and variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes statements regarding (i) the anticipated benefits of the resolution of litigation matters between Vireo and Verano; (ii) future growth opportunities for the Companies; and (iii) other statements that are not historical facts. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of either Company or their respective subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although each Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because neither Company can give assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks involved with the transactions contemplated by the Settlement Agreement on each Company’s business, financial condition, and results of operations; risks related to epidemics and pandemics; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws and regulations in the United States relating to cannabis operations in the United States and any changes to such laws or regulations; operational, regulatory and other risks; execution of business strategy; management of growth; difficulties inherent in forecasting future events; conflicts of interest; risks inherent in an agricultural business; risks inherent in a manufacturing business; either Company’s ability to meet the demand for flower in their various markets; and risk factors set out in the Companies’ respective Form 10-Ks for the year ended December 31, 2024, and any subsequent Form 10-Qs, all of which are available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.com. The statements in this press release are made as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

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